Exhibit 99.1
JOINT FILING AGREEMENT
PURSUANT TO RULE 13d-1(k)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13G in respect of the shares of Common Stock of NextNav Inc. is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.  The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.
EXECUTED this 21st day of May, 2026
STEELMILL MASTER FUND LP

By:	/s/ Zachary J. Schreiber
	Name:	Zachary J. Schreiber
	Title:	Managing Member of PointState Holdings LLC, the general partner of SteelMill Master Fund LP

POINTSTATE HOLDINGS LLC

By:	/s/ Zachary J. Schreiber
	Name:	Zachary J. Schreiber
	Title:	Managing Member

POINTSTATE CAPITAL LP

By:	/s/ Zachary J. Schreiber
	Name:	Zachary J. Schreiber
	Title:	Managing Member of PointState Holdings LLC and PointState Capital GP LLC, the general partner of PointState Capital LP

POINTSTATE CAPITAL GP LLC

By:	/s/ Zachary J. Schreiber
	Name:	Zachary J. Schreiber
	Title:	Managing Member

ZACHARY J. SCHREIBER

By:	/s/ Zachary J. Schreiber
	Name:	Zachary J. Schreiber